                                                                   EXHIBIT 10.21

                            GENERAL AGENCY AGREEMENT

      THIS AGREEMENT, made this 1st DAY OF August, 1996, between North Pointe Insurance Company, referred to as the "COMPANY," and MS General Agency, Inc., hereinafter referred to as the "GENERAL AGENCY".

      For consideration received and pursuant to GENERAL AGENCY'S request that the underwriting facilities of COMPANY be made available to GENERAL AGENCY, it is agreed that:

1.    APPOINTMENT.

      The COMPANY appoints GENERAL AGENCY with the authority and the power to solicit, receive, accept, bind, decline, countersign, and endorse insurance on such classes of risk as the COMPANY from time to time may authorize by letter of instruction, underwriting bulletin or underwriting guide, which shall become a part of this contract, collect premiums, and generally with all powers and authority necessary to conduct a general agency for the COMPANY in the state(s) listed in the attached Appointment and Commission Addendum, incorporated herein by reference. This authority shall not be delegated by GENERAL AGENCY to any one person or persons except as is expressly authorized in writing by an offices of the COMPANY. This appointment is not exclusive and the COMPANY may appoint others in the same state(s).

2.    ACCEPTANCE OF APPOINTMENT.

      GENERAL AGENCY accepts the appointment, agreeing to perform faithfully the duties thereof to the best of its knowledge, skill, judgment.

3.    REPORTING.

      GENERAL AGENCY agrees to make prompt reports to COMPANY in such manner as may be required by COMPANY of risks written, including renewals and/or endorsements, to make full and prompt reports of all losses incurred, as well as of all other details relating to the business and affairs of COMPANY; and to allow personal examination and audit by a representative of COMPANY of all papers, records, and accounts referring thereto.

4.    COMMISSIONS.

      (a) As full compensation for insurance placed with COMPANY, COMPANY will pay commissions in accordance with the attached General Agent Commission Schedule (Addendum 1) (hereinafter referred to as "Commissions").

      (b) GENERAL AGENCY agrees, either during the continuance of this Agreement or after its cancellation to refund unearned Commissions caused by policy cancellations or reductions, in each case at the same rate at which such Commissions were retained by or paid to GENERAL AGENCY.

      (c) COMPANY reserves the unilateral right to revise the rates of Commissions by giving not less than sixty (60) days written notice to GENERAL AGENCY. Such change shall not affect Commissions on Premiums written before the effective date stated in the written notice.

      (d) Uncollectible premiums arising from additional amounts due on particular policies as a result of adjustable exposures or audits may be turned back to COMPANY for direct collection and GENERAL AGENCY shall not be responsible for such premium provided:

            (1) GENERAL AGENCY has made every reasonable effort to obtain and retain an adequate deposit premium; and

            (2) GENERAL AGENCY has billed for and made at least three attempts (including original billing) to collect the additional premium; and

            (3) Notifies COMPANY no less than forty-five (45) days and no more than sixty (60) days after the month in which GENERAL AGENCY issued the Audit Endorsement and provides to COMPANY proof of its three attempts to collect along with proof of two attempts by its subproducer to collect the additional premium due.

      (e) No Commission will be paid on items turned over to COMPANY for collection, unless subsequently collected by GENERAL AGENCY.

5.    PREMIUMS AND ACCOUNTING.

      The following provisions are applicable to all insurance placed by GENERAL AGENCY with COMPANY:

      (a) GENERAL AGENCY guarantees payment of all monies due COMPANY on business written under this Agreement, whether or not collected by GENERAL AGENCY. There shall be no flat cancellations of policies or coverage bound or issued unless specifically authorized in writing by COMPANY.

      (b) Premium accounts, as shown in COMPANY'S monthly statements, are due and payable to COMPANY as rendered. Payment is due in COMPANY'S office forty-five (45) days from the end of the statement month and in no event shall credit for the payment of premiums so reflected be extended for longer than 45 days from the end of the month for which the monthly statement applies. Requirement for payment "as rendered" can only be waived by the COMPANY.

      (c) In the event of a dispute regarding to the dollar amount owed to COMPANY for an individual policy or in total for a monthly account statement, GENERAL AGENCY agrees to pay the full amount stated by COMPANY. COMPANY and GENERAL AGENCY shall cooperatively investigate and attempt to resolve any such discrepancies as quickly as reasonably possible. If COMPANY and GENERAL AGENCY are unable to amicably resolve the discrepancy, the dispute may be submitted to arbitration in accordance with the terms of this Agreement.

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

      (d) All premiums are the property of COMPANY and shall be held by GENERAL AGENCY in a fiduciary capacity in trust for COMPANY until delivered to COMPANY. The keeping of an account with GENERAL AGENCY on COMPANY'S behalf, as a creditor and debtor account, is declared a record memorandum of business transacted, and neither such keeping of account nor alteration in commission amount, nor failure to enforce prompt remittance, compromise, settlement, declaration of balance of account nor suspension or cancellation of this General Agency Agreement shall be held to waive assertion of the fiduciary relationship as to Premiums collected by GENERAL AGENCY.

      (e) The right of GENERAL AGENCY or any other person to receive Commissions shall at all times be subordinate to the right of COMPANY to offset or apply Commissions, including Profit Sharing Commissions, against any indebtedness of GENERAL AGENCY to COMPANY. This right of offset shall also apply against any liability incurred by COMPANY to any person(s) by reason of any negligent or unauthorized acts committed by GENERAL AGENCY.

      (f) All accounting and underwriting records of GENERAL AGENCY pertaining to Contracts written through COMPANY shall be subject to inspection by COMPANY at any reasonable time during the continuance of this Agreement and for three years after the termination hereof

6.    INDEPENDENT CONTRACTOR STATUS.

      COMPANY and GENERAL AGENCY agree that this General Agency Agreement is best served when GENERAL AGENCY is an Independent Contractor for all purposes. As an independent contractor, GENERAL AGENCY has the right to exercise independent judgment as to time, place and manner of soliciting insurance applications, servicing policyholders, and otherwise carrying out the provisions of the Agreement. Furthermore, GENERAL AGENCY will pay all expenses in connection with its GENERAL AGENCY and has no authority to incur any indebtedness on behalf of COMPANY.

      GENERAL AGENCY'S authority hereby conferred does not extend to the adjustment, compromise or settlement of claims or the waiver of any policy condition in relation thereto except upon specific authority in writing from COMPANY.

7.    NOTIFICATION TO THE COMPANY.

      GENERAL AGENCY agrees to forward to COMPANY copies of all binders, policies, certificates and endorsements issued by GENERAL AGENCY, or to otherwise notify COMPANY of all liability accepted within thirty (30) days following the effective date of such liability. However, any risk which GENERAL AGENCY submitted to COMPANY for approval because GENERAL AGENCY was not given authority to quote that particular risk by COMPANY'S Underwriting Guide or underwriting program and which was approved for quote by COMPANY must be reported to COMPANY the same day that GENERAL AGENCY binds that risk.

      Losses reported to GENERAL AGENCY shall be reported to COMPANY the same day as received by GENERAL AGENCY.

8.    OWNERSHIP OF EXPIRATIONS.

      If, upon cancellation of this Agreement, GENERAL AGENCY has promptly accounted for and paid to COMPANY all Premiums and other monies and securities collected or held for or on behalf of COMPANY for which GENERAL AGENCY may be liable; the records of GENERAL AGENCY and the use and control of expirations shall remain the property of GENERAL AGENCY; otherwise, the right and title to the records and the use and control of ownership of expirations shall be vested in COMPANY for sale, use or disposal as it deems fit to reduce the amount of indebtedness.

      Regardless of who owns control of the expiration dates, COMPANY and GENERAL AGENCY recognize that the policyholder, who pays the premium, ultimately decides who services and underwrites their insurance. Therefore, despite the language regarding the property rights and the expiration dates of policies, the decision of the policyholder reflects the ultimate proprietary interest of expirations.

9.    SUSPENSION.

      COMPANY may immediately suspend all or any part of the authority given the GENERAL AGENCY under this Agreement:

      (a) If COMPANY ceases to write Insurance in the GENERAL AGENCY'S state(s), or

      (b) If GENERAL AGENCY fails to satisfy any obligation under this Agreement, or

      (c) If any public authority cancels, suspends or declines to renew GENERAL AGENCY'S license or certificate of authority, or

      (d) On the effective date of sale, transfer, or merger of GENERAL AGENCY'S business, or

      (e) Upon attachment of GENERAL AGENCY'S business, records or accounts pursuant to any order of court. Notice of suspension shall be given in writing to GENERAL AGENCY and GENERAL AGENCY shall thereupon immediately cease exercising the authority, as referenced in the Notice of Suspension, until GENERAL AGENCY receives notice in writing from COMPANY that the suspension is no longer applicable. The provisions of this section shall in no way diminish the right of COMPANY to cancel this Agreement, nor is suspension a required pre-requisite to cancellation.

10.   CANCELLATION.

      This Agreement may be canceled:

      (a)   At any time by mutual agreement, or

      (b) Automatically if any public authority cancels, suspends or declines to renew GENERAL AGENCY'S license or certificate of authority, or

      (c) Automatically on the effective date of sale, transfer, or merger of GENERAL AGENCY'S business; or

      (d) Automatically upon attachment of GENERAL AGENCY'S business, records or accounts pursuant to any order of court or regulatory official.

      (e) By either party upon sixty (60) days written notice to the other (or such longer period as may be required by the agent cancellation law of GENERAL AGENCY'S state of domicile).

      Any unused policies, certificates, endorsements or binders, and other unused supplies containing COMPANY'S name and/or logo trademarks shall be the property of COMPANY and shall be accounted for and surrendered by GENERAL AGENCY to COMPANY on demand.

11.   GENERAL AGENCY'S OBLIGATIONS AFTER TERMINATION.

      If upon cancellation of this Agreement GENERAL AGENCY is entitled to the ownership, use and control of expirations, COMPANY at GENERAL AGENCY'S election will continue outstanding insurance in force until the normal expirations of such insurance subject to the following:

      (a) COMPANY reserves all of its rights to cancel policies continued in force for non-payment of Premium or for underwriting reasons.

      (b) GENERAL AGENCY shall continue to service the outstanding policies, process non-renewal notices and endorse the policies.

      (c) With respect only to the servicing of policies continued in force after the termination of this Agreement, GENERAL AGENCY shall continue to be the recognized representative of COMPANY, subject to all of the provisions of this Agreement, except that GENERAL

            AGENCY shall not, without the prior approval of COMPANY, increase or extend the term or condition of any policies.

      (d) All Premium are promptly accounted for and paid to COMPANY by GENERAL AGENCY.

      (e) The policyholder has the ultimate right to decide who writes their insurance.

12.   INDEMNIFICATION.

      (a) COMPANY will defend and indemnify GENERAL AGENCY against liability, including the cost of defense and settlements, imposed by law for damages sustained by policyholders and caused by acts or omissions of COMPANY, provided GENERAL AGENCY has not caused or contributed to such liability by any act or omission. GENERAL AGENCY agrees to notify COMPANY promptly of any claim or suit against GENERAL AGENCY and to cooperate and participate with COMPANY in any investigation, settlement or defense of the claim or suit.

      (b) GENERAL AGENCY agrees to indemnify and hold COMPANY harmless for any damages resulting directly or indirectly from GENERAL AGENCY'S negligence, acts or omissions, any violations of any insurance law or insurance department regulation and/or breach of GENERAL AGENCY'S obligations under this Agreement.

      (c) GENERAL AGENCY agrees to maintain the following kinds of insurance in at least the amount indicated and provide proof of such coverage upon request by COMPANY:

COMPREHENSIVE GENERAL LIABILITY                $ 500,000/OCCURRENCE
PROFESSIONAL ERRORS AND OMISSIONS              $1,000,000/EACH CLAIM AND IN THE
                                               AGGREGATE

13.   GENERAL PROVISIONS:

      (a) COMPANY shall not be responsible for expenses incurred by GENERAL AGENCY, whether on GENERAL AGENCY or COMPANY'S behalf, unless previously authorized by COMPANY in writing.

      (b) GENERAL AGENCY shall not broadcast, publish or distribute any advertising materials or other matters, including marks or logos, referring to COMPANY or to COMPANY'S Contracts of Insurance, without first securing written approval from an officer of COMPANY.

      (c) Upon suspension of GENERAL AGENCY'S authority or cancellation of this Agreement COMPANY may, at its sole discretion, seek to collect premiums directly from any producing agency or from the insured.

      (d) This Agreement shall not inure to the benefit of any successor in interest of GENERAL AGENCY nor may any interest under this Agreement be assigned by GENERAL AGENCY without the prior written consent of an officer of COMPANY.

      (e) If COMPANY shall find it necessary to perform any duty otherwise imposed on GENERAL AGENCY under this Agreement, or by course of conduct to continue to service the outstanding Contracts of Insurance, GENERAL AGENCY shall be liable for all reasonable costs, including attorney's fees, incident thereto.

      (f) It is further understood and agreed that the individual stockholders of GENERAL AGENCY, who are officers of GENERAL AGENCY, shall guarantee that all conditions of the Agreement and any supplement, amendment, extensions or renewals thereof shall be binding upon them severally and jointly in the same manner as upon GENERAL AGENCY.

      (g) It is expressly understood and agreed that there are no promises, agreements, or understandings other than those contained in this written General Agency Agreement; that all prior General Agency Agreements with COMPANY, whether written or oral, are hereby superseded; and that no general agency, employee or other representative of COMPANY has any authority to obligate COMPANY by any terms, stipulations, or conditions not herein expressed unless the same be in writing from an officer of COMPANY and attached to and made a part of this Agreement.

      (h) Notices under this Agreement shall be given by delivering or mailing a copy to the party entitled to notice. Notice by mail shall be deemed sufficiently given when mailed by certified mail, postage prepaid, addressed to COMPANY, or to GENERAL AGENCY at the last known address of GENERAL AGENCY according to COMPANY'S records.

      (i) GENERAL AGENCY shall comply with all applicable laws or regulations of the state(s) in which it may operate with respect to the procurement and placement of insurance and shall provide the appointing authority in each state with all required filings, affidavits, and reports; and agrees to collect and to pay all premium taxes or other required taxes or fees that may become due any taxing authority within the boundaries of any state or commonwealth.

      (j) GENERAL AGENCY agrees to assist COMPANY in the prompt reporting of losses on business written and in a reasonable amount of subsequent investigation as may be required by COMPANY; but GENERAL AGENCY'S authority is limited to ascertaining and reporting facts to COMPANY. GENERAL AGENCY has no authority to bind COMPANY on any matter relating to the acknowledgment or acceptance, or compromising or payment of any losses, unless directed to do so in writing by COMPANY. No action or inaction of COMPANY shall serve as a waiver of this limitation.

      (k) If any dispute or disagreement shall arise in connection with any interpretation of this Agreement, its performance or nonperformance, or the figures or calculations used, the parties shall make every effort to meet informally and settle such dispute in good faith.


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

            However, if this fails to resolve the dispute, then it is agreed that such differences shall be submitted for arbitration to three disinterested executive officers of casualty insurance companies incorporated in the United States, one to be chosen by COMPANY, one by GENERAL AGENCY, and the third by the two so chosen; and a decision of the majority of the three shall in each case be final. The arbitrators shall be required to decide matters submitted to them upon the customs and usages of the business in a spirit of equity rather than of technicalities or legal requirements. Each party shall pay the expense of its own arbitrator and a pro rata portion of the expense of the third arbitrator. Unless otherwise agreed by the parties hereto, the seat of arbitration shall be Southfield, Michigan. No arbitration is required with respect to Premiums due COMPANY and COMPANY can proceed with Civil action without arbitration.

      (l) If a conflict exists as to which General Agency is authorized to represent an existing or prospective policyholder with respect to a contract, the policyholder's written statement designating their agent and COMPANY'S general agency shall control.

      (m) COMPANY reserves the right to directly cancel any policy or binder at any time. In the event of cancellation, COMPANY shall notify GENERAL AGENCY of such cancellation.

      (n) It is GENERAL AGENCY'S sole responsibility to notify the insured of policy expiration and send notice of non-renewal when such notice is required by law.

      (o) Upon request by COMPANY, GENERAL AGENCY shall submit to GENERAL AGENCY a financial statement of condition.

      (p) Upon request by COMPANY for due cause, GENERAL AGENCY shall sign a UCC Security Agreement and filing forms regarding expirations.

      IN WITNESS WHEREOF, COMPANY has signed this Agreement by its authorized official and

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

GENERAL AGENCY has signed this Agreement to be effective as of the day, month and year first above written.

                                     COMPANY

ATTEST: /s/ Stephen C. June              BY: /s/ James G. Petcoff
        ---------------------                ------------------------------

DATED:10-17-96                           DATED: 10-17-96

                                 GENERAL AGENCY

ATTEST: /s/ Kim Smith                    BY: /s/ Greg Cox, Pres.
        ----------------------               ------------------------------

DATED: 10-04-96                          DATED: 10/4/96

                                   ADDENDUM 1

                        GENERAL AGENT COMMISSION SCHEDULE

I. Applies to business developed via MS General Agency, excluding North Pointe Insurance Company direct agents.


General Agency issued policies:  22.5%
Company issued policies:         17.5%

II. Commission on North Pointe policies produced by other general agents, with underwriting and policy issuance performed by MS General Agency shall be 7.5% over other general agent's commission, not to exceed 28.5% gross the commission.

III. MS General Agency should it produce profitable volume shall be entitled to contingency/profit sharing per the attached contingent commission schedule, (Exhibit 1).

                                     COMPANY

ATTEST: /s/ Stephen C. June              BY: /s/ James G. Petcoff
       -------------------                   ----------------------------

DATED: 10-17-96                          DATED: 10-17-96

                                 GENERAL AGENCY

ATTEST: /s/ Kim Smith                    BY: /s/ Greg Cox, Pres.
       -------------------                   ----------------------------

DATED: 10-4-96                           DATED: 10-04-96

                                    EXHIBIT 1

                  AGENCY PROFIT SHARING / CONTINGENCY SCHEDULE

                           GENERAL AGENCY CONTINGENCY

Applies to business developed by MS General Agency, excluding North Pointe direct agent production.

1.    Total North Pointe direct written premium less returns and cancellations.

2. Loss ratio % is calculated by using paid commercial policy claims and reserves on claims reported but not yet paid, divided by direct premium earned less returns and cancellations.

3. Eligibility: Minimum volume required is $250,000 for the calendar year, commencing in 1997. For premiums written in 1996, the minimum volume shall be $100,000.

4.    Calculation of contingency is based upon calendar year.

5.    MS General Agency's Contingency Bonus is calculated, as follows:

AGENCY DIRECT
PREMIUM                   LOSS   CONTINGENT    LOSS    CONTINGENT
WRITTEN VOLUME            RATIO  COMMISSION    RATIO    COMMISSION
--------------            -----  ----------    -----    ----------
$250,000 to $350,000        50%    1.0%         40%        1.5%
$350,001 to $500,000        50%    2.0%         40%        3.0%
$500,001 to $750,000        50%    3.0%         40%        4.0%
$750,001 to $1,000,000      50%    3.5%         40%        4.5%
over $1,000,000             50%    4.0%         40%        5.0%

Loss ratio on chart refers to a loss ratio of 50% or less, or 40% or less.

On July 1 of each year (commencing July 1, 1998), the Company will calculate the loss ratio on premiums earned through December 31 of the year ending 18 months prior, on a cumulative basis (based upon premiums earned the three (3) years prior to said December 31).

Changes or termination of this Agreement may be made by mutual agreement of MS General Agency and North Pointe Insurance Company.

                                     COMPANY

ATTEST: /s/ Stephen C. June              BY: /s/ James G. Petcoff
        ---------------------                ------------------------

DATED: 10-17-96                          DATED: 10-17-96

                                 GENERAL AGENCY

ATTEST: /s/ Kim Smith                    BY: /s/ Greg Cox, Pres.
       -------------------                   ------------------------

DATED:10-4-96                            DATED: 10-04-96